Exhibit 99.01
FOR IMMEDIATE RELEASE

Glu Mobile Announces Update on Tender Offer Results for Superscape; Extends Offer for an
Additional Seven Day Period

San Mateo, Calif. – February 25, 2008 – Glu Mobile Inc. (“Glu”) (NASDAQ:GLUU) today announced that as of 3:00 p.m. GMT on February 22, 2008, it had received valid acceptances representing 65.55 percent of the issued share capital of Superscape Group plc (“Superscape”) through its tender offer. In addition, valid acceptances are pending for shares representing an additional 8.07 percent in respect of a previously provided commitment to accept the offer and from other shareholders representing an additional 0.40 percent. On receipt of this 8.47 percent, Glu will have received valid acceptances representing approximately 74 percent of the issued share capital of Superscape. Glu has extended the offer period such that the offer will remain open for acceptance until 3:00 p.m. GMT on February 29, 2008.

Transaction Details
On January 25, 2008, Glu made a recommended cash offer of 10 pence per share for Superscape’s entire issued and to be issued share capital. The offer, which has been unanimously recommended by the board of directors of Superscape, values Superscape at approximately $36 million, or $25 million when accounting for the $11 million of cash and equivalents held on Superscape’s balance sheet as of October 31, 2007. The purchase of Superscape shares in the tender offer will be funded out of
Glu’s existing cash resources. At the time it commenced the offer, Glu had received irrevocable undertakings and a letter of intent from Superscape shareholders representing, in aggregate, approximately 34 percent of Superscape’s issued share capital. Assuming the above referenced shares representing 8.47 percent that are pending acceptance are included, all of these shares have now tendered their acceptance of the offer.

The offer is being conducted under the terms of the U.K. City Code on Takeovers and Mergers and is subject to the satisfaction and/or waiver of a set of standard terms and conditions, including, but not limited to, the receipt by Glu of 90 percent acceptances to the offer by Superscape shareholders. Any of the conditions can be waived at the discretion of Glu.

It is Glu’s intention that, following the Offer becoming or being declared unconditional in all respects, Glu will procure that Superscape applies to the UK Listing Authority for the cancellation of listing of Superscape Shares on the Official List and to the London Stock Exchange for cancellation of admission to trading of Superscape Shares on its market for listed securities. The cancellation of listing and admission to trading of Superscape Shares would significantly reduce the liquidity and marketability of Superscape Shares in respect of which acceptances of the Offer are not submitted.

Terms used in this announcement shall have the meaning given to them in the Offer Document dated January 25, 2008, unless the context requires otherwise.

Glu will not provide financial guidance on the expected impact of the acquisition until after the transaction has been successfully completed.

About Glu
Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah’s, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in London, France, Germany, Spain, Italy, Hong Kong, China, Sao Paulo and Chile. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the ‘g’ character logo or at www.glu.com.

About Superscape
Superscape is the world’s leading publisher of 3D mobile games. Superscape is quoted on the London Stock Exchange and has corporate offices in San Clemente, California (USA) and Fleet, Hampshire (UK), together with a development and production facility in Moscow.

This news release contains certain forward-looking statements with respect to the plans, objectives and expected performance of Superscape and Glu. Such statements relate to events and depend on circumstances that will occur in the future and are subject to risks, uncertainties and assumptions. There are a number of factors which could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements including, among others, the risk that the offer is not consummated in a timely manner (if at all); the risk that the anticipated benefits of the combination of the Glu and Superscape businesses will not materialize; the enactment of legislation or regulation that may impose costs or restrict activities; the re-negotiation of contracts or licenses; risks regarding the loss of key wireless carrier customers or subscribers; risks relating to the integration of the businesses of Glu and Superscape including that such integration efforts may result in unforeseen operating difficulties and expenditures; risks related to the diversion of management’s attention from ongoing business operations as a result of the offer process; risks relating to employee retention; fluctuations in demand and pricing in the mobile industry; fluctuations in exchange controls; changes in government policy and taxations; industrial disputes; war and terrorism. This list is not exhaustive of the factors that may affect the forward-looking information. These and other factors should be considered carefully and undue reliance should not be placed on such forward-looking information. Although this announcement has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ materially from those anticipated, estimated or intended and therefore there can be no assurance that forward-looking statements will prove accurate. Forward-looking statements contained in this news release in respect of Superscape and/or Glu are made as of the date of this news release based on the opinions and estimates of management. Subject to requirements to update under any applicable regulation or law, Superscape and Glu disclaim any obligation to update any forward-looking statements, whether as a result of new information, estimates or opinions, future events, results or otherwise. Information on some risks and uncertainties are described in the “Risk Factors” section of Glu’s Form 10-Q for the quarter ended September 30, 2007, filed with the U.S. Securities and Exchange Commission on November 14, 2007. Copies of the Form 10-Q are available from Glu’s web page at www.glu.com.

For a further list and description of such risks and uncertainties, see the reports filed by Glu with the U.S. Securities and Exchange Commission. Glu disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This news release does not constitute, or form part of, an offer or solicitation of any offer to sell or an invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to the offer or otherwise. The offer will be made solely by means of the formal offer document and the related form of acceptance accompanying the formal offer document, which contains the full terms and conditions of the offer, including details of how the offer may be accepted. Any acceptance or other response to the offer should be made on the basis of the information in the formal offer document and the related form of acceptance.

The availability of the offer to Superscape shareholders who are not resident in the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the U.K. should inform themselves about, and observe, any applicable requirements. Any failure to comply with the applicable requirements may constitute a violation of the securities laws of any such jurisdiction. Further details in relation to overseas shareholders are contained in the formal offer document.

Glu has filed a Form 8-K with the United States Securities and Exchange Commission (the “SEC”) containing the Announcement of Recommended Cash Offer and other relevant materials related to the proposed acquisition of Superscape by Glu. The Form 8-K and any other documents filed by Glu with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed by Glu with the SEC by contacting Nicole Kennedy, Glu’s Senior Director of Global Public Relations, at (650) 532-2488. Investors and security holders of Superscape are urged to read the Announcement for Recommended Cash Offer and the other relevant materials before making any voting or investment decision with respect to the offer because they contain important information about Glu, Superscape and the offer.

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GLU MOBILE, GLU, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS and the ‘g’ character logo are trademarks of Glu Mobile.

CONTACT:
Glu Mobile
Nicole Kennedy, 650-532-2488 (Media)
nicole.kennedy@glu.com

or

The Blueshirt Group
Todd Friedman, 415-217-7722 (Investor Relations)
todd@blueshirtgroup.com
Stacie Bosinoff, 415-217-7722 (Investor Relations)
stacie@blueshirtgroup.com